SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 9, 2016

Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-34582	27-0950358
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Liberty Street Warren, Pennsylvania	16,365
(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code:        (814) 726-2140

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01                                Completion of Acquisition or Disposition of Assets

On September 9, 2016, Northwest Bank, the wholly-owned subsidiary of Northwest Bancshares, Inc. (the “Company”), completed the acquisition of 19 banking locations located in Erie and Niagara Counties, New York and certain related assets, and the assumption by Northwest Bank of certain related liabilities, pursuant to the Purchase and Sale Agreement with KeyCorp, First Niagara Financial Group, Inc. (“First Niagara Financial Group”), and First Niagara Financial Group’s wholly-owned subsidiaries, First Niagara Bank, National Association (“First Niagara Bank”) and First Niagara Securities, Inc., dated April 28, 2016 (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, Northwest Bank assumed approximately $1.6 billion in deposits and purchased approximately $460 million of performing loans associated with the 19 banking locations. Northwest Bank paid a deposit premium equal to 4.5% of the balance of assumed deposits.

Item 8.01                                  Other Events

On September 12, 2016, the Company issued a press release announcing the completion of the transaction contemplated by the Purchase Agreement, which is filed as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 Financial statements of business acquired. Not applicable

(b)                                Pro forma financial information. The pro forma financial information required by Item 9.01(b) will be filed by amendment to this Form 8-K, to the extent required.

(c)                                  Shell company transactions. Not applicable

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release dated September 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	September 12, 2016	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer